CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2026, relating to the financial statements and financial highlights of Strategy Shares Nasdaq 7HANDLTM Index ETF, Strategy Shares Newfound/ReSolve Robust Momentum ETF, Monopoly ETF, Day Hagan Smart Sector ETF, Day Hagan Smart Sector Fixed Income ETF, Day Hagan Smart Sector International ETF, Day Hagan Smart Buffer ETF, Eventide High Dividend ETF, Eventide International ETF, Eventide Large Cap Growth ETF, Eventide Large Cap Value ETF, Eventide Small Cap ETF, Eventide U.S. Market ETF and Strategy Shares Gold Enhanced Yield ETF, each a series of Strategy Shares, which are included in Form N-CSR for the year or period ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Service Providers” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Greenwood Village, Colorado

August 25, 2026